Exhibit 4.6
EXECUTION COPY

FIRST AMENDMENT TO PARTICIPATION AGREEMENT
(N377DA)
Dated as of February 14, 2011
among
DELTA AIR LINES, INC.,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Pass Through Trustee under each of the
Pass Through Trust Agreements,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Subordination Agent,
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Loan Trustee,
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
in its individual capacity as set forth herein
*
One Boeing 737-832
(Generic Manufacturer and Model BOEING 737-800) Aircraft
U.S. Registration No. N377DA

First Amendment to Participation Agreement (2010-1B EETC)
N377DA

TABLE OF CONTENTS

Page
ARTICLE 1

DEFINITIONS; AMENDMENTS

Section 1.01. Definitions	2
Section 1.02. Other Definitional Provisions	3
Section 1.03. Amendments to Original Participation Agreement	3
Section 1.04. Supplemental Provisions	5
ARTICLE 2

THE LOANS

Section 2.01. The Loans	5
Section 2.02. Issuance of Series B Equipment Notes	6
Section 2.03. The Series B Closing	6

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Obligations of Pass Through Trustees	6
Section 3.02. Conditions Precedent to Obligations of Company	10

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 4.01. Representations and Warranties of Company	12

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

Section 5.01. Representations, Warranties and Covenants of U.S. Bank	15

ARTICLE 6

FEES AND EXPENSES

Section 6.01. Fees and Expenses	18
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TABLE OF CONTENTS

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ARTICLE 7

MISCELLANEOUS

Section 7.01. Effective Time	19
Section 7.02. Ratification and Agreements	19
Section 7.03. Survival of Representations, Warranties, Covenants and Agreements	19
Section 7.04. Governing Law	19
Section 7.05. Severability	20
Section 7.06. No Oral Modifications or Continuing Waivers; Consents	20
Section 7.07. Effect of Headings and Table of Contents	20
Section 7.08. Successors and Assigns	20
Section 7.09. Benefits of Agreement	20
Section 7.10. Counterparts	20

Schedule I	—	Equipment Notes, Purchasers and Original Principal Amounts
Schedule II	—	Trust Supplements

Exhibit A	—	Form of First Indenture Amendment
Exhibit B-1	—	Form of Opinion of Counsel for Company
Exhibit B-2	—	Form of Opinion of Debevoise & Plimpton LLP, special counsel for Company
Exhibit C	—	Form of Opinion of Special Counsel for Loan Trustee, Pass Through Trustees, Subordination Agent and U.S. Bank
Exhibit D	—	Form of Opinion of Special FAA Counsel
Exhibit E-1	—	Form of Opinion of Special Delaware Tax Counsel for Pass Through Trustees
Exhibit E-2	—	Form of Opinion of Special Delaware UCC Counsel for Company
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FIRST AMENDMENT TO PARTICIPATION AGREEMENT
(N377DA)
     This FIRST AMENDMENT TO PARTICIPATION AGREEMENT (N377DA), dated as of February 14, 2011 (this “Amendment”), is made by and among DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Company”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, “U.S. Bank”), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, “Subordination Agent”) under the Intercreditor Agreement, and U.S. BANK TRUST NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, “Loan Trustee”) under the Indenture.
WITNESSETH:
     WHEREAS, on the Closing Date, which occurred on December 17, 2010, the parties hereto (other than Class B Trustee) entered into that certain Participation Agreement (N377DA), dated as of December 17, 2010 (the “Original Participation Agreement”) in order to provide for the financing of the Aircraft;
     WHEREAS, in connection with the Original Participation Agreement, Company and Loan Trustee entered into that certain Indenture and Security Agreement (N377DA), dated as of December 17, 2010, as supplemented by Indenture Supplement No. 1 thereto, dated December 17, 2010 (the “Original Indenture”), pursuant to which, among other things, Company issued to Subordination Agent the Series A Equipment Notes in the original principal amount, having the maturity and bearing interest at the Debt Rate, in each case as specified on Schedule I to the Original Indenture (the “Series A Equipment Notes”), which Series A Equipment Notes are secured by a security interest in all right, title and interest of Company in and to the Aircraft and certain other property described in the Original Indenture;
     WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Class A Trust Supplement, the Class A Pass Through Trust was created on July 2, 2010 to facilitate the financing of certain aircraft owned by Company, including the Aircraft, and the Class A Certificates were issued and sold on July 2, 2010;
     WHEREAS, Section 2.02 of the Original Participation Agreement provides that, subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(d) of the
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Intercreditor Agreement (as in effect immediately prior to the Series B Closing), Company shall have the option, if no Series B Equipment Notes are issued on the Closing Date, to issue Series B Equipment Notes under the Indenture after the Closing Date;
     WHEREAS, Section 2.02 of the Original Indenture provides that, if no Series B Equipment Notes are issued on the Closing Date, then, subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Original Participation Agreement and Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing), Company shall have the option to issue Series B Equipment Notes after the Closing Date;
     WHEREAS, Company now desires to issue Series B Equipment Notes, which Series B Equipment Notes are to be secured by a security interest in all right, title and interest of Company in and to the Aircraft and certain other property described in the Indenture;
     WHEREAS, concurrently with the execution and delivery of this Amendment, Company and Loan Trustee are entering into the First Indenture Amendment, pursuant to which, among other things, Company will issue Series B Equipment Notes under the Indenture;
     WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Class B Trust Supplement, the Class B Pass Through Trust has been created to facilitate certain of the transactions contemplated by this Amendment, including, without limitation, the issuance and sale of the Class B Certificates; and
     WHEREAS, pursuant to the Intercreditor Agreement, Subordination Agent holds the Series A Equipment Notes on behalf of the Class A Pass Through Trust and will hold, when issued, the Series B Equipment Notes on behalf of the Class B Pass Through Trust;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS; AMENDMENTS
     Section 1.01. Definitions. Except as otherwise defined herein, capitalized terms in this Amendment have the meanings assigned to them in the Original Participation Agreement. For the purposes of this Amendment, the following capitalized terms shall have the following meanings:
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     “Class A Trust Supplement” means the Trust Supplement No. 2010-1A, dated as of July 2, 2010, between Company and U.S. Bank, as Class A Trustee.
     “Class B Trust Supplement” means the Trust Supplement No. 2010-1B, dated as of the date hereof, between Company and U.S. Bank, as Class B Trustee.
     “First Indenture Amendment” means an amendment to the Original Indenture, substantially in the form attached hereto as Exhibit A.
     “Original Indenture” has the meaning set forth in the second recital hereto.
     “Original Participation Agreement” has the meaning set forth in the first recital hereto.
     “Series B Closing” has the meaning set forth in Section 2.03.
     “Series B Closing Date” means February 14, 2011 or such other time as the parties shall agree.
     Section 1.02. Other Definitional Provisions.
     (a) For purposes of this Amendment, (i) the term “Participation Agreement” means the Original Participation Agreement as amended by this Amendment and (ii) the term “Indenture” means the Original Indenture as amended by the First Indenture Amendment.
     (b) All references in this Amendment to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Amendment, unless otherwise specifically stated.
     (c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
     Section 1.03. Amendments to Original Participation Agreement. The Original Participation Agreement is hereby amended as follows:
     (a) Amendment to Schedule I. Schedule I to the Original Participation Agreement is amended by deleting it in its entirety and replacing it with Schedule I hereto (it being agreed and understood that no amendments are being made to the maturity, original principal amount or interest rate of the Series A Equipment Notes).
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     (b) Amendment to Schedule II. Schedule II to the Original Participation Agreement is amended by deleting it in its entirety and replacing it with Schedule II hereto.
     (c) Amendment to Annex A. Annex A to the Original Participation Agreement is amended as follows:
     (i) The definition of “Class B Certificates” is amended by deleting the phrase “, if any,”.
     (ii) The definition of “Class B Pass Through Trust” is deleted in its entirety and replaced with the following:
“Class B Pass Through Trust” means (i) initially, the Delta Air Lines Pass Through Trust 2010-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2010-1B, dated as of February 14, 2011, between Company and U.S. Bank, as Class B Trustee, and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes.
     (iii) The definition of “Intercreditor Agreement” is deleted in its entirety and replaced with the following:
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among Class A Trustee, Class A Liquidity Provider and Subordination Agent, as amended by that certain Amendment No. 1 to Intercreditor Agreement (2010-1), dated as of February 14, 2011, among Company, Liquidity Providers, Pass Through Trustees and Subordination Agent, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Company.
     (iv) The definition of “Liquidity Facilities” is amended by deleting the phrase “, if provided,”.
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     (v) The definition of “Liquidity Providers” is amended by deleting the phrase “, if any Class B Liquidity Facility shall have been provided,”.
     (vi) The definition of “Pass Through Trust” is amended by adding the word “two” after the words “means each of the” and before the words “separate grantor trusts” and by deleting the words “that have been or will be” that appear after the words “grantor trusts” and before the words “created pursuant to”.
     (vii) The definition of “Trust Supplements” is deleted in its entirety and replaced with the following:
     “Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement and (ii) in the case of any Class B Certificates issued after the Closing Date in connection with any redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes, pursuant to the provisions of Sections 2.02 and 2.11(b) of the Indenture, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates, (b) the issuance of such Class B Certificates representing fractional undivided interests in the Class B Pass Through Trust is authorized and (c) the terms of such Class B Certificates are established.
     Section 1.04. Supplemental Provisions. For the avoidance of doubt, Articles 2 through 6 of this Amendment are supplemental to, and not in replacement of, Articles 2 through 6 of the Original Participation Agreement, which shall remain in full force and effect.
ARTICLE 2
THE LOANS
     Section 2.01. The Loans. Subject to the terms and conditions of this Amendment and the Indenture, on the Series B Closing Date, Class B Trustee shall make a loan to Company by paying to Company the aggregate original principal amounts of the Series B Equipment Notes being issued to the Class B Pass Through Trust, as set forth on Schedule I opposite the name of the Class B Pass Through Trust. Class B Trustee, on behalf of the Class B Pass Through Trust, shall make such loan to Company no later than 11:00 a.m. (New York City time) on the Series B Closing Date by transferring such amount in immediately available funds to Company at its account at [           ]
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with the request that the bank advise Company by telephone at (404) 715-2046 upon transfer of the funds.
     Section 2.02. Issuance of Series B Equipment Notes. Upon the occurrence of the above payment by Class B Trustee to Company, Company shall issue, pursuant to and in accordance with Article II of the Indenture, to Subordination Agent as agent and trustee for Class B Trustee, one or more Series B Equipment Notes of the maturity and aggregate principal amount and bearing the interest rate set forth in Schedule I opposite the name of the Class B Pass Through Trust. Each such Series B Equipment Note shall be duly authenticated by Loan Trustee pursuant to the Indenture, registered in the name of Subordination Agent and dated the Series B Closing Date and shall be delivered by Loan Trustee to Subordination Agent. Each of the Pass Through Trustees and Subordination Agent hereby authorizes and directs Loan Trustee to execute and deliver this Amendment and the First Indenture Amendment and, subject to the terms hereof and thereof, to take the actions contemplated herein and therein.
     Section 2.03. The Series B Closing. The closing (the “Series B Closing”) of the transactions contemplated hereby shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 at 9:30 a.m. (New York City time) on February 14, 2011 or at such other time or place as the parties shall agree.
ARTICLE 3
CONDITIONS PRECEDENT
     Section 3.01. Conditions Precedent to Obligations of Pass Through Trustees. The obligations of Pass Through Trustees hereunder, including the obligation of Class B Trustee to make the loan contemplated by Article II, are subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Series B Closing Date of the following conditions precedent:
     (a) Authentication. Company shall have tendered the Series B Equipment Notes to Loan Trustee for authentication, and Loan Trustee shall have authenticated such Series B Equipment Notes and shall have tendered the Series B Equipment Notes to Subordination Agent on behalf of Class B Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.
     (b) No Changes in Law. No change shall have occurred after the date of this Amendment in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Class B Trustee to make the loan contemplated by Section 2.01 or to acquire the Series B Equipment Notes.
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     (c) Documentation. This Amendment and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Pass Through Trustees or Loan Trustee), shall be in full force and effect and executed counterparts thereof shall have been delivered to each Pass Through Trustee.
     (i) the Amendment No. 1 to Intercreditor Agreement (2010-1), dated as of the date hereof, among Company, Liquidity Providers, Pass Through Trustees and Subordination Agent;
     (ii) the Class B Liquidity Facility;
     (iii) the Class B Trust Supplement; and
     (iv) the First Indenture Amendment.
     (d) [Reserved.]
     (e) Certain Closing Certificates. Each such Pass Through Trustee shall have received the following:
     (i) a certificate dated the Series B Closing Date of the Secretary or an Assistant Secretary of Company, certifying as to (A) a copy of the resolutions of the Board of Directors of Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Company of this Amendment, the First Indenture Amendment, the Series B Equipment Notes and each other document required to be executed and delivered by Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of Company, as in effect on the Series B Closing Date;
     (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Series B Closing Date, as to the due incorporation and good standing of Company in such state;
     (iii) an incumbency certificate of Company as to the person or persons authorized to execute and deliver this Amendment, the First Indenture Amendment, the Series B Equipment Notes and each other document to be executed by Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and
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     (iv) one or more certificates of Loan Trustee and Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustee as to the due authorization, execution, delivery and performance by Loan Trustee and Subordination Agent of this Amendment, the First Indenture Amendment, the Series B Equipment Notes and each of the other Operative Documents, in each case to which Loan Trustee or Subordination Agent is or will be a party and any other documents to be executed by or on behalf of Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.
     (f) Representations; No Event of Default or Event of Loss. On the Series B Closing Date, the following statements shall be correct: (i) the representations and warranties of Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notice be given or time elapse or both.
     (g) Opinion of Counsel to Company. Each such Pass Through Trustee and Loan Trustee shall have received (i) an opinion addressed to it from the General Counsel, Deputy General Counsel or an Associate General Counsel of Company (or such other internal counsel to Company as shall be reasonably satisfactory to such Pass Through Trustee) substantially in the form set forth in Exhibit B-1 and (ii) an opinion addressed to it from Debevoise & Plimpton LLP substantially in the form set forth in Exhibit B-2.
     (h) Opinion of Counsel to U.S. Bank, Loan Trustee, Pass Through Trustees and Subordination Agent. Each such Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Shipman & Goodwin LLP, special counsel for U.S. Bank, Loan Trustee, Pass Through Trustees and Subordination Agent, substantially in the form set forth in Exhibit C.
     (i) Opinion of FAA Counsel. Each such Pass Through Trustee and Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit D.
     (j) Certification from Company. Each such Pass Through Trustee and Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of
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Company, dated the Series B Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f) and the satisfaction of the conditions set forth in Section 3.01(p).
     (k) Certification from U.S. Bank, Loan Trustee and Subordination Agent. Each such Pass Through Trustee shall have received a certificate from U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Series B Closing Date, signed by an authorized officer of U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.
     (l) Insurance Matters. Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.
     (m) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Series B Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Amendment or the transactions contemplated hereby.
     (n) Funding of Class B Pass Through Trust. Class B Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Series B Equipment Notes to be purchased from Company by Class B Trustee.
     (o) Governmental Approvals. All appropriate action required to have been taken prior to the Series B Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Amendment has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Series B Closing Date in connection with the transactions contemplated by this Amendment have been issued.
     (p) Satisfaction of Conditions under Note Purchase Agreement and Other Agreements. The conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Original Participation Agreement and Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to
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the Series B Closing) to the issuance of Series B Equipment Notes shall have been complied with.
     (q) Issuance of Related Series B Equipment Notes. Concurrently with the Series B Closing, Company shall have issued “Series B Equipment Notes” under all of the Related Indentures in effect immediately prior to the Series B Closing.
     (r) Ratings Confirmation. Company shall have obtained the Rating Agency Confirmation with respect to the Class A Certificates required by Section 4(a)(v) of the Note Purchase Agreement and the Ratings Confirmation with respect to the Class A Certificates required by Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing).
     Promptly upon the recording of the First Indenture Amendment pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to Subordination Agent, to Pass Through Trustees, to Loan Trustee and to Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.
     Section 3.02. Conditions Precedent to Obligations of Company. The obligation of Company to issue and sell the Series B Equipment Notes is subject to the fulfillment (or waiver by Company) prior to or on the Series B Closing Date of the following conditions precedent:
     (a) No Changes in Law. No change shall have occurred after the date of this Amendment in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for Company to enter into any transaction contemplated hereby or by the Operative Documents, the Note Purchase Agreement or the other Pass Through Documents.
     (b) Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to Company, and Company shall have received such documents and evidence with respect to U.S. Bank, each Liquidity Provider, Loan Trustee, Subordination Agent and each Pass Through Trustee as Company reasonably requests in order to establish the consummation of the transactions contemplated by this Amendment, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.
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     (c) FAA Filing. The First Indenture Amendment shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.
     (d) Representations and Warranties. On the Series B Closing Date, the representations and warranties herein of U.S. Bank, Loan Trustee, Subordination Agent and Pass Through Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern U.S. Bank, Loan Trustee, Subordination Agent or any Pass Through Trustee, such party shall have so certified to Company.
     (e) Certain Opinions and Certificates. Company shall have received each opinion referred to in Sections 3.01(h) and 3.01(i), each such opinion addressed to Company or accompanied by a letter from the counsel rendering such opinion authorizing Company to rely on such opinion as if it were addressed to Company, and the certificates referred to in Sections 3.01(e)(iv) and 3.01(k).
     (f) Certain Opinions of Special Delaware Counsel. Company shall have received opinions addressed to it from Richards, Layton & Finger P.A., special Delaware counsel for Pass Through Trustees, substantially in the forms set forth in Exhibit E-1, as to tax matters, and Exhibit E-2, as to UCC matters.
     (g) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Series B Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Amendment or the transactions contemplated hereby.
     (h) No Other Party Liens, etc. Company shall have received a certificate from U.S. Bank dated the Series B Closing Date, signed by an authorized officer of U.S. Bank, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.
     (i) Payment for Equipment Notes. Company shall have been paid by Class B Trustee the aggregate original principal amount of the Series B Equipment Notes being issued to Class B Trustee as set forth on Schedule I opposite the name of the Class B Pass Through Trust.
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     (j) Satisfaction of Conditions under Note Purchase Agreement and Other Agreements. The conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Original Participation Agreement and Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing) to the issuance of Series B Equipment Notes shall have been complied with.
     (k) Issuance of Related Series B Equipment Notes. Concurrently with the Series B Closing, Company shall have issued “Series B Equipment Notes” under all of the Related Indentures in effect immediately prior to the Series B Closing.
     (l) Ratings Confirmation. Company shall have obtained the Rating Agency Confirmation with respect to the Class A Certificates required by Section 4(a)(v) of the Note Purchase Agreement and the Ratings Confirmation with respect to the Class A Certificates required by Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing).
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COMPANY
     Section 4.01. Representations and Warranties of Company. Company represents and warrants that:
     (a) Organization; Authority; Qualification. Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own its properties or hold them under lease and to enter into and perform its obligations under this Amendment, the First Indenture Amendment, the Series B Equipment Notes and the other Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.
     (b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by Company of this Amendment, the First Indenture Amendment, the Series B Equipment Notes and the other Operative Documents to which Company is a party have been duly authorized by all necessary corporate action on the part of Company, do not require any stockholder approval or approval or consent of any trustee or holder of any
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indebtedness or obligations of Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on Company or the certificate of incorporation or by-laws of Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of Company under, any material indenture, mortgage, contract or other agreement to which Company is a party or by which it or any of its properties may be bound or affected.
     (c) Governmental Approvals. Neither the execution and delivery by Company of this Amendment, the First Indenture Amendment, the Series B Equipment Notes and the other Operative Documents to which it is a party, nor the consummation by Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over Company’s ownership or operation of the Aircraft required to be obtained on or prior to the Series B Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Series B Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e) of the Original Participation Agreement and Section 4.01(e) hereof, (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.
     (d) Valid and Binding Agreements. This Amendment, the First Indenture Amendment, the Series B Equipment Notes and each other Operative Document to which Company is a party have been duly executed and delivered by Company and constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not
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make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.
     (e) Filings and Recordation. Except for the filing for recordation pursuant to the Transportation Code of the First Indenture Amendment, no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Series B Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of Loan Trustee as against Company and any third parties in any applicable jurisdiction in the United States.
     (f) Investment Company Act. Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (g) Title. As of the Series B Closing Date, (i) Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Original Indenture has been duly recorded (or filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the First Indenture Amendment has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (v) the Aircraft is duly registered with the FAA in the name of Company, and (vi) the registration of the International Interests created under the Indenture with respect to the Aircraft has been effected on the International Registry in accordance with the Cape Town Treaty.
     (h) Section 1110. Loan Trustee is entitled to the benefits of Section 1110 with respect to the Aircraft subject to the Lien of the Indenture on the Series B Closing Date.
     (i) Security Interest. The Indenture creates in favor of Loan Trustee, for the benefit of Noteholders, Indenture Indemnitees and Related Indenture Indemnitees, a valid and perfected Lien on the Aircraft subject to the Lien of the Indenture on the Series B Closing Date, subject to no equal or prior Lien, except Permitted Liens.
     (j) Licenses, Permits and Franchises. Company holds all licenses, permits and franchises from the appropriate government entities necessary to authorize Company lawfully to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a material adverse effect on the financial condition or operations of Company and its consolidated subsidiaries, taken as a whole.
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     (k) No Prior Amendments or Supplements. Except for the documents described in Section 3.01(c) of this Amendment, there have been no amendments or supplements to the documents referred to in Section 3.01(c) of the Original Participation Agreement.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK
     Section 5.01. Representations, Warranties and Covenants of U.S. Bank. U.S. Bank, generally, and each of Loan Trustee, Subordination Agent and Pass Through Trustees as it relates to it, represents, warrants and covenants that:
     (a) Organization; Authority. U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under this Amendment, the First Indenture Amendment, the Series B Equipment Notes, each of the other Operative Documents and the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Class B Trustee, respectively, to authenticate the Series B Equipment Notes and the Class B Certificates, respectively. U.S. Bank is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture. U.S. Bank is a Citizen of the United States (without the use of a voting trust agreement), and will resign as Loan Trustee under the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.
     (b) Due Authorization; No Violations. The execution, delivery and performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Amendment, the First Indenture Amendment, the Series B Equipment Notes, each of the other Operative Documents and each of the Pass Through Documents to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party, the performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of its obligations hereunder or thereunder and the consummation on the Series B Closing Date of the transactions contemplated hereby or thereby, and the authentication of the Series B Equipment Notes and Class B Certificates to be delivered on the Series B Closing Date: (i) have been duly authorized by all necessary action on the part of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, (ii) do not violate any law or regulation of the United States or of the state of the United States in which U.S.
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Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the articles of association or by-laws of U.S. Bank and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.
     (c) Approvals. Neither the execution and delivery by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Amendment, the First Indenture Amendment, the Series B Equipment Notes, any other Operative Document or any Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party, nor the consummation by U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank or (ii) any trustee or other holder of any debt of U.S. Bank.
     (d) Valid and Binding Agreements. This Amendment, the First Indenture Amendment, the Series B Equipment Notes, each other Operative Document and each Pass Through Document to which U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by U.S. Bank, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     (e) No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Amendment that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.
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     (f) Intercreditor Agreement. The Series B Equipment Notes to be issued to Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.
     (g) Funds Transfer Fees. Each of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Company of funds to, through or by U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee pursuant to this Amendment, the First Indenture Amendment, the Series B Equipment Notes, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by Company.
     (h) Confidentiality. Each of U.S. Bank, Loan Trustee, Subordination Agent and such Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.
     (i) Certain Tax Matters. There are no Taxes payable by (i) U.S. Bank, Loan Trustee or Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof, or (ii) U.S. Bank or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by U.S. Bank, Loan Trustee or Subordination Agent on the one hand, or U.S. Bank or such Pass Through Trustee, on the other, of this Amendment, the First Indenture Amendment, the Series B Equipment Notes, any other Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by this Amendment, the First Indenture Amendment, the Series B Equipment Notes, the other Operative Documents or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by this Amendment, the First Indenture Amendment, the Series B Equipment Notes, the other Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.
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     (j) Limitation on Situs of Activities. Except with the consent of Company, which shall not be unreasonably withheld: (i) U.S. Bank will act as Pass Through Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states; and (ii) U.S. Bank will act as Subordination Agent and Loan Trustee solely through its offices within the Commonwealth of Massachusetts, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.
     (k) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank, Loan Trustee, Subordination Agent or such Pass Through Trustee to perform its obligations under this Amendment, the First Indenture Amendment, the Series B Equipment Notes, any other Operative Document or any Pass Through Document.
     (l) Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Series B Closing Date.
ARTICLE 6
FEES AND EXPENSES
     Section 6.01. Fees and Expenses. Company agrees promptly to pay (without duplication of any other obligation Company may have to pay such amounts) (1) the initial and annual fees and (to the extent Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by Loan Trustee, Subordination Agent and Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Amendment, the First Indenture Amendment and the other documents or instruments referred to herein or therein:
     (i) the reasonable fees, expenses and disbursements of (A) Shipman & Goodwin LLP, special counsel for Loan Trustee, Subordination Agent and Pass Through Trustees, (B) Richards, Layton & Finger, P.A., special Delaware counsel for Pass Through Trustees and Company, and (C) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and
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     (ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses.
ARTICLE 7
MISCELLANEOUS
     Section 7.01. Effective Time. The amendments to the Original Participation Agreement contemplated hereby and the agreements set forth herein shall be effective as of the time of the Series B Closing. Effective as of the time of the Series B Closing, U.S. Bank Trust National Association, as Class B Trustee, and U.S. Bank Trust National Association, as Subordination Agent and Noteholder of the Series B Equipment Notes, each shall be deemed to be a party to the Participation Agreement and shall have all of the rights and obligations of a “Pass Through Trustee”, a “Noteholder”, an “Indemnitee” and “Indenture Indemnitee”, respectively, under the Participation Agreement and the other Operative Documents.
     Section 7.02. Ratification and Agreements. Except as expressly amended hereby, the Original Participation Agreement shall remain in full force and effect, and this Amendment shall be construed as supplemental to the Participation Agreement and shall form a part thereof. For the avoidance of doubt, the parties hereto agree that the Series B Equipment Notes referred to herein shall constitute “Series B Equipment Notes” and “Equipment Notes”, the Class B Certificates referred to herein shall constitute “Class B Certificates” and “Pass Through Certificates”, the Class B Liquidity Facility referred to herein shall constitute the “Class B Liquidity Facility” and a “Liquidity Facility”, the Class B Pass Through Trust referred to herein shall constitute the “Class B Pass Through Trust” and a “Pass Through Trust” and the Class B Trustee referred to herein shall constitute the “Class B Trustee” and a “Pass Through Trustee”, in each case for all purposes of the Participation Agreement, the Indenture and the other Operative Documents.
     Section 7.03. Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise provided herein, the representations, warranties, covenants and agreements of Company, U.S. Bank, Loan Trustee, Subordination Agent, each Pass Through Trustee and Noteholders herein, and each of their obligations hereunder, shall survive the making of the loans, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of this Amendment, the First Indenture Amendment or any other Operative Document.
     Section 7.04. Governing Law. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
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     Section 7.05. Severability. To the extent permitted by applicable law, any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.06. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to Loan Trustee.
     Section 7.07. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and do not define or limit any of the terms or provisions hereof.
     Section 7.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Amendment by Company, by U.S. Bank, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by Company, and subject to the terms of Section 6.02(e) of the Participation Agreement, its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, Subordination Agent and its successor under the Intercreditor Agreement and Loan Trustee and its successor under the Indenture, whether so expressed or not.
     Section 7.09. Benefits of Agreement. Nothing in this Amendment, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Amendment, except as expressly provided herein.
     Section 7.10. Counterparts. This Amendment may be executed in any number of counterparts. Each of the parties hereto shall not be required to execute the same counterpart. Each counterpart of this Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Amendment, but all of such counterparts shall together constitute one instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

DELTA AIR LINES, INC.
By:	/s/ Paul A. Jacobson
	Name:	Paul A. Jacobson
	Title:	Senior Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Pass Through Trustee under each of the Pass Through Trust Agreements
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Subordination Agent
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Loan Trustee
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

Signature Page
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U.S. BANK TRUST NATIONAL ASSOCIATION, in its individual capacity as set forth herein
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

Signature Page
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SCHEDULE I
SCHEDULE I to
PARTICIPATION AGREEMENT
EQUIPMENT NOTES,
PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

	Description of
	Equipment		Interest	Original Principal
Purchaser	Notes	Maturity	Rate	Amount
Delta Air Lines Pass Through Trust 2010-1A	Series 2010-1A-003 N377DA Equipment Note	July 2, 2018	6.20%	$12,607,000
Delta Air Lines Pass Through Trust 2010-1B	Series 2010-1B-003 N377DA Equipment Note	January 2, 2016	6.375%	$3,068,000
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SCHEDULE II to
PARTICIPATION AGREEMENT
TRUST SUPPLEMENTS
     Class A Pass Through Trust: Trust Supplement No. 2010-1A, dated as of July 2, 2010, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2010-2A.
     Class B Pass Through Trust: Trust Supplement No. 2010-1B, dated as of February 14, 2011, between Company and Pass Through Trustee in respect of Delta Air Lines Pass Through Trust 2010-1B.
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